Exhibit 31.1

CERTIFICATIONS

I, Hugh O’Dowd, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Neon Therapeutics, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 21, 2020	By:	/s/ Hugh O'Dowd
Hugh O’Dowd
President, Chief Executive Officer (Principal Executive Officer)